EXHIBIT 3.39

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

1. Name of Limited Liability Company: Owens-Corning Fiberglas II, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

“1. The name of the limited liability company formed hereby is Owens-Corning Fiberglas Technology II, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation this 3rd day of October, 2006.

/s James R. Whitney
James R. Whitney
Authorized Person

CERTIFICATE OF FORMATION

OF

OWENS-CORNING FIBERGLAS II, LLC

This Certificate of Formation of Owens-Corning Fiberglas II, LLC (the “LLC”) is being duly executed and filed by James R. Whitney, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.)

1. The name of the limited liability company formed hereby is Owens-Corning Fiberglas II, LLC.

2. The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. This Certificate of Formation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Owens-Corning Fiberglas II, LLC this 29th of September, 2006.

/s James R. Whitney
James R. Whitney
Authorized Person

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